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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) October 5, 2005

                   SUNWIN INTERNATIONAL NEUTRACEUTICALS,INC.
             (Exact name of registrant as specified in its charter)



            Nevada                    033-10456               56-2416925
----------------------------- -------------------------- ----------------------
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)


    6 Youpeng Road, Qufu, Shandong, China                 273100
-------------------------------------------------    -----------------
 (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code      (86) 537-4424999
                                                        ----------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [  ]  Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

    [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

         In connection with comments from the Securities and Exchange Commission and upon a review and assessment by our Board of Directors, on October 5, 2005 our Board of Directors concluded that certain of our previously issued financial statements should no longer be relied upon because of errors in such financial statements. Our Board of Directors has advised the company to file an amended Annual Report on Form 10-KSB for the fiscal year ended April 30, 2005 and a Quarterly Report on Form 10-QSB for the three months ended July 31, 2005 to reflect certain revisions in such financial statements. Our Board of Directors, following a thorough review with our auditors, do not believe the revisions represent a material impact on our financial performance as reported. Our revenues for the year ended April 30, 2005 and for the three months ended July 31, 2005 was $12,114,006 and $3,171,087, respectively. Our net income for the year ended April 30, 2005 and for the three months ended July 31, 2005 was $829,114 and $255,376, respectively. The errors in such financial statements include:

         * The reclassification of certain assets from current to long term. We classified certain amounts due from a related party which were related to the purchase of equipment as a current asset. Upon further review and discussion with our auditor, we have determined that the amounts should have been classified as a long-term asset,

         * Funds advanced to a company prior to an acquisition of that company. We initially eliminated the investment on our balance sheet through retained earnings. Upon further review and discussion with our auditor we have determined that the elimination should have been against additional paid-in capital, and

         * The recognition of expenses to be incurred in the form of common shares under the terms of a consulting agreement. The company initially recognized the entire amount of the expense and reflected the shares as being outstanding prior to the date the compensation had been earned. Upon further review we have revised our issued and outstanding shares to reflect a reduced number of common shares issued and outstanding.

                  As a result of the foregoing matters, our Board of Directors have directed the company to prepare an amended Annual Report on Form 10-KSB for the fiscal year ended April 30, 2005 and an amended Quarterly Report on Form 10-QSB for the three months ended July 31, 2005 which will include the restated financial statements. The specific effect of these restatements on our financial statements for the periods indicated will be as follows:

   Consolidated Financial Statements for the year ended April 30, 2005

         The restatements will:

         * decrease our current assets at April 30, 2005 from $8,075,352 to $7,097,112 and increase our long-term assets from $2,762,133 to $3,740,373,

         * decrease our additional paid-in capital at April 30, 2005 from $1,360,687 to $1,265,687 and increase our retained earnings from $4,377,069 to $4,472,069, and

         * increase our net cash provided by operating activities for the year ended April 30, 2005 from $1,973,954 to $2,438,409 and decrease our net cash used in investing activities during that period from $(981,634) to $(1,446,089).

   Consolidated Financial Statements (unaudited) for the three months ended July 31, 2005

         These restatements will:

         * reduce the number of outstanding shares of common stock at July 31, 2005 from 46,027,276 to 43,367,276,

         * decrease our current assets at July 31, 2005 from $7,458,571 to $6,611,470 and increase our long-term assets at July 31, 2005 from $3,648,998 to $4,496,099,

         * increase our total current liabilities at July 31, 2005 from $2,703,122 to $2,740,197 and increase our total liabilities from $2,836,051 to $2,873,126,

         * reduce the amount of additional paid-in capital at July 31, 2005 from $1,589,059 to $1,299,114, eliminate deferred compensation of $(255,525) and decrease total stockholders' equity from $6,213,555 to $6,176,480 and

         * reduce our net cash provided by operating activities for the three months ended July 31, 2005 from $1,221,599 to $1,089,717 and decrease the net cash used in investing activities from $835,953 to $704,071.

Our Chief Executive Officer has discussed the foregoing with Sherb & Co., LLP, our independent auditors.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.


Date:  October 12, 2005                        By:  /s/  Dongdong Lin
                                               -----------------
                                               Dongdong Lin
                                               Chief Executive Officer